UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mainaustrasse 30

Zurich CH-8008

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 3, 2008, ACE Limited issued a press release announcing that estimated net after-tax losses in the third quarter for the ACE Group of Companies from catastrophes, including Hurricanes Gustav and Ike, will amount to approximately $315 million, including reinstatement premiums. The press release attached hereto as Exhibit 99 is hereby incorporated herein by reference.

Item 8.01	Other Events

Prior to the company’s redomestication from the Cayman Islands to Switzerland it registered Ordinary Shares on Form S-8 pursuant to the plans set forth below. As a result of the company’s redomestication, the shares registered by such registration statements are now Common Shares of a Swiss company. An opinion as to legality of the shares so registered under Swiss law is attached as Exhibit 5 hereto.

Plan Name	Registration Number
2004 Long-Term Incentive Plan	333-116532
ACE Limited 1999 Replacement Stock Plan	333-93867
ACE Limited 1999 Replacement Long-Term Incentive Plan	333-82175
ACE Limited 1998 Long-Term Incentive Plan	333-72301 and 333-61038
ACE Limited 1996 Replacement Option Plan	333-46301
ACE Limited 1995 Long-Term Incentive Plan	333-1402, 333-72299 and 333-103701
1995 Outside Directors Plan	333-1400 and 333-86102

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5	Opinion of Niederer Kraft & Frey AG as to the legality of the common shares

23	Consent of Niederer Kraft & Frey AG (included in Exhibit 5)

99	Press release dated October 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: October 7, 2008